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                                                                       EXHIBIT 5


December 19, 1997



The Loewen Group Inc.
4126 Norland Avenue
Burnaby, British Columbia  V5G 3S8
Canada


Gentlemen:

          This opinion is provided in connection with the Registration Statement on Form S-3 (the "Form S-3") with respect to 2,427,256 Common shares without par value of The Loewen Group Inc. ("Common Shares") which may be issued pursuant to The Loewen Group Inc. Employee Stock Option Plan (Canada), as amended (the "Canadian Plan").

          Please be advised that I am of the opinion that upon the issuance of the Common Shares in the manner contemplated by the Canadian Plan, the Common Shares will be legally issued, fully paid and non-assessable.

          I hereby consent to the filing of this opinion as an exhibit to the Form S-3.

                              Very truly yours,

                              /s/ Peter S. Hyndman

                              Peter S. Hyndman
                              Vice-President, Law and Corporate Secretary